UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 306-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Support Agreement

 In connection with an amendment to the terms of its pending exchange offer (the “Amended Exchange Offer”) on November 5, 2010, Radio One, Inc. (the “Company”) entered into a Support Agreement (the “Support Agreement”) with certain holders of its outstanding 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) and 6 3/8% Senior Subordinated Notes due 2013 (the “2013 Notes,” and together with the 2011 Notes, the “Existing Notes”), who collectively represent approximately 86.8% of the aggregate principal amount of the outstanding Existing Notes with approximately 84.7% of the aggregate principal amount of the outstanding 2011 Notes and approximately 87.9% of the aggregate principal amount of the outstanding 2013 Notes (the “Ad Hoc Group”), pursuant to which such holders agreed, subject to the terms and conditions set forth therein, to tender all of their Existing Notes into the Amended Exchange Offer (and thereby provide their consents to the related consent solicitation).  The previously announced Support and Backstop Agreement (the “Original Support Agreement”), dated June 16, 2010, terminated in accordance with its terms on September 1, 2010.

The Support Agreement will terminate: (i) automatically upon completion of the Transactions (as defined below); (ii) upon mutual agreement of the Company and the holders of a majority of the outstanding principal amount of Existing Notes held by members of the Ad Hoc Group (the “Requisite Noteholders”); (iii) if the Transactions (as defined below) are not completed on or prior to November 30, 2010, as may be extended by the Company as permitted under the Support Agreement and; (iv) under certain other significant circumstances.

This summary of the Support Agreement is qualified in its entirety by reference to the text of the Support Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company or into the Amended Offering Memorandum (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

                On November 8, 2010, the Company announced the amended terms of its pending exchange offer that is designed to refinance substantially all of its existing indebtedness under its Existing Notes.  The Company also announced terms of a proposed comprehensive amendment to its existing senior secured credit facility (the “Credit Facility”).  Key terms of these transactions include:

•
An amended exchange offer pursuant to an Amended and Restated Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated as of November 5, 2010 (the “Amended Offering Memorandum”), to offer: (i) $1,000 principal amount of the Company’s new 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Exchange Notes”) in exchange for each $1,000 in principal amount of the 2011 Notes; and (ii) $950 principal amount of Exchange Notes in exchange for each $1,000 principal amount of the 2013 Notes, along with a concurrent consent solicitation to amend the indentures governing the Existing Notes to delete substantially all of the covenants contained therein. The terms of the Exchange Notes have been amended to provide for, among other things, (i) a maturity of sixty-six months after initial issuance, (ii) interest to accrue at a rate of 12.5% per annum if paid in cash (or 15.0% per annum if paid partially in cash and partially through the issuance of additional Exchange Notes, if the Company so elects through May 15, 2012) and (iii) that such Exchange Notes will only be subordinated in right of payment to borrowings of up to a maximum of $415 million and any other obligations under the Company’s Credit Facility.

•
An amendment (the “Credit Facility Amendment”) to the Credit Facility that will, among other things: (i)  establish new financial covenant levels; (ii) permit the Amended Exchange Offer and the payment of interest on the 2013 Notes that was otherwise due and payable on August 16, 2010; (iii) waive any existing default or event of default that may have arisen under the Credit Facility prior to the effectiveness of the Credit Facility Amendment; (iv) replace $323.0 million of outstanding revolving loans with a new term loan; (v) provide revolving credit borrowings of up to $20.0 million that the Company can utilize for working capital and general corporate purposes and an additional $18.8 million that can only be used for certain specified purposes, in each case subject to certain conditions and limitations; and (vi) effect other amendments to permit the Amended Exchange Offer to occur in accordance with the terms set forth in the Amended Offering Memorandum.

The press release containing such announcements is attached as Exhibit 99.1 hereto and is incorporated by reference.

In connection with the Amended Exchange Offer, the Company has distributed to certain eligible holders of its Existing Notes the Amended Offering Memorandum, which contains, among other things, information regarding the terms and effects of the Amended Exchange Offer and the Credit Facility Amendment. Certain information included in the Amended Offering Memorandum and other information provided by the Company to members of the Ad Hoc Group on a confidential basis may constitute material nonpublic information under Regulation FD.  Set forth below is a summary of such information.

Capitalization

The Amended Exchange Offer (and related consent solicitation) and the entry into the Credit Facility Amendment, and the related financing transactions with respect thereto are referred to herein as the “Transactions.”

The following table sets forth the Company’s cash and cash equivalents and capitalization as of September 30, 2010 on an actual basis and on a pro forma basis to give effect to the Transactions.  The table below assumes that 95% in aggregate principal amount outstanding of each of the 2011 Notes and the 2013 Notes are exchanged by the Company in the Amended Exchange Offer.

This table should be read together with the other information in this Form 8-K and in the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and historical consolidated financial statements and related notes that have been filed with the Securities and Exchange Commission (“SEC”).

	As of September 30, 2010
	Actual	Pro Forma
	(dollars in thousands)
	(Unaudited)

Cash and cash equivalents(1)	$21,571	$5,000

Debt (including current portion):
Existing Credit Facility:
Revolving credit facility	$323,000	$2,600
Term loan	27,628	—
New term loan B	—	323,000
New term loan A	—	27,628
Exchange Notes(2)	—	277,462
Note payable	1,000	1,000
2011 Notes(3)	101,510	5,075
2013 Notes(4)	200,000	10,000
Total debt	$653,138	$646,765
Stockholders’ equity(5)	209,154	215,095
Total capitalization	$862,292	$861,860
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(1)	Pro forma cash includes a borrowing of $2,600,000 from the revolving credit facility at the closing of the Transactions.

(2)
Includes $527,000 in aggregate principal amount of Exchange Notes issued in lieu of cash in respect of certain fees payable to certain members of the Ad Hoc Group under the terms of the Original Support Agreement.

(3)	Pro forma 2011 Notes assumes 95% in aggregate principal amount outstanding of the 2011 Notes are exchanged by the Company in the Amended Exchange Offer.

(4)	Pro forma 2013 Notes assumes 95% in aggregate principal amount outstanding of the 2013 Notes are exchanged by the Company in the Amended Exchange Offer.

(5)	Pro forma stockholders’ equity assumes a gain on retirement of debt due to early redemption of our outstanding 2013 Notes at 95% of face value.

Projected Financial Information

The Company’s senior management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial projections prepared by senior management in connection with the Transactions were made available to the Company’s board of directors, to the members of Ad Hoc Group and their financial and legal advisors (collectively, their “Advisors”) and to its lenders under the Credit Facility in connection with their consideration of the Transactions. The Company has included below the projected financial information to provide access to certain nonpublic information considered by such persons for purposes of considering and evaluating the Transactions. The inclusion of this information should not be regarded as an indication that the members of the Ad Hoc Group, their Advisors, the Company’s management, board of directors or any committee thereof, lenders under the Credit Facility or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections cover multiple quarters and such information by its nature becomes less reliable with each successive quarter. The financial projections were prepared solely for internal use and for the use of the members of the Ad Hoc Group, their Advisors, the lenders under the Credit Facility and the Company’s board of directors in connection with the potential Transactions and not with a view toward public disclosure or toward complying with Generally Accepted Accounting Principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by, and are the responsibility of, the Company’s management.  Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, which was October 28, 2010.

Readers of this Form 8-K are cautioned not to place undue reliance on the financial projections set forth below. No one has made or makes any representation to any stockholder or debtholder or any prospective stockholder or debtholder regarding the information included in these projections.

The inclusion of financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. See “Cautionary Information Regarding Forward-Looking Statements.”

A summary of the management projections is as follows:

	Projections as of October 28, 2010
	Q1 2010A	Q2 2010A	Q3 2010A	Q4 2010E	FYE 2010E	FYE 2011E
	(in millions)
Radio One
Net Revenue	$50.3	$63.4	$59.0	$60.8	$233.5	$243.4
Adjusted EBITDA(1)	12.6	21.0	20.6	21.8	76.0	79.6

Reach Media
Net Revenue	8.0	10.4	14.1	9.7	42.2	47.2
Adjusted EBITDA(1)	0.0	1.6	3.5	2.2	7.3	14.6

Interactive One
Net Revenue	3.5	4.5	4.4	4.1	16.4	25.3
Adjusted EBITDA(1)	(2.1)	(2.0)	(1.3)	(1.0)	(6.4)	(1.4)

Eliminations
Net Revenue	(2.7)	(3.1)	(3.0)	(3.2)	(12.1)	(11.7)
Adjusted EBITDA(1)	0.0	0.0	0.0	0.0	0.0	0.0

Consolidated
Revenue	59.0	75.2	74.5	71.4	280.1	304.1
Adjusted EBITDA(1)	10.5	20.6	22.8	23.0	76.9	92.8

TV One
Net Revenue	25.8	26.5	26.3	27.0	105.6	116.1
Adjusted EBITDA(2)	4.2	5.7	6.3	7.2	23.4	32.4
Net Income	3.6	5.1	5.7	6.6	21.0	32.3

Attributable EBITDA	$12.1	$22.0	$23.5	$24.5	$82.1	98.0
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(1)	Adjusted EBITDA is defined as net income before interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, other expense(net), and equity in income of affiliated company.

(2)
A material portion of TV One’s Adjusted EBITDA is derived from affiliate fees under contractual carriage agreements with cable and satellite operators. These agreements include annual rate increases for TV One subscribers.

Adjusted EBITDA and Attributable EBITDA are not measures of financial performance under generally accepted accounting principles. The Company believes Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by its management to measure the operating performance of its business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from its acquisitions and debt financing, taxes, and impairment charges. Accordingly, the Company believes that Adjusted EBITDA provides useful information about the operating performance of its business, apart from the expenses associated with its physical plant, capital structure or the results of its affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry, although the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Attributable EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of the Company’s performance. A reconciliation of income from continuing operations to Adjusted EBITDA and Attributable EBITDA has been provided below.

	Projections as of October 28, 2010
	Q1 2010A	Q2 2010A	Q3 2010A	Q4 2010E	FYE 2010E	FYE 2011E
	(in millions)
Radio One
(Loss) income from continuing operations	$(0.5)	$5.7	$3.2	$4.0	$12.4	$(2.5)
Plus: Depreciation and amortization	2.4	2.4	2.3	2.1	9.2	15.0
Plus: Provision for income taxes	-	-	3.9	5.3	9.2	0.4
Plus: Interest expense, net	9.2	9.7	12.1	12.4	43.4	74.8
Plus: Stock-based compensation	2.0	1.9	0.9	0.9	5.7	3.8
Plus: Other expense, net	0.4	2.4	-	-	2.8	-
Less: Equity in income of affiliated company	(0.9)	(1.1)	(1.8)	(2.9)	(6.7)	(11.9)
Adjusted EBITDA(1)	$12.6	$21.0	$20.6	$21.8	$76.0	$79.6

Reach Media
(Loss) income from continuing operations	$(0.6)	$0.3	$1.5	$0.6	$1.8	$9.1
Plus: Depreciation and amortization	1.0	1.1	1.1	1.1	4.3	0.5
Plus: (Benefit from) provision for income taxes	(0.4)	0.2	0.9	0.5	1.2	5.0
Adjusted EBITDA(1)	$0.0	$1.6	$3.5	$2.2	$7.3	$14.6

Interactive One
Loss from continuing operations	$(3.5)	$(3.5)	$(2.6)	$(2.3)	$(11.9)	$(6.6)
Plus: Depreciation and amortization	1.3	1.4	1.2	1.3	5.2	5.2
Plus: Stock-based compensation	0.1	0.1	0.1	-	0.3	-
Adjusted EBITDA(1)	$(2.1)	$(2.0)	$(1.3)	$(1.0)	$(6.4)	$(1.4)

Consolidated
(Loss) income from continuing operations	$(4.6)	$2.5	$2.1	$2.3	$2.3	$-
Plus: Depreciation and amortization	4.7	4.9	4.6	4.5	18.7	20.7
Plus: (Benefit from) provision for income taxes	(0.4)	0.2	4.8	5.8	10.4	5.4
Plus: Interest expense, net	9.2	9.7	12.1	12.4	43.4	74.8
Plus: Stock-based compensation	2.1	2.0	1.0	0.9	6.0	3.8
Plus: Other expense, net	0.4	2.4	-	-	2.8	-
Less: Equity in income of affiliated company	(0.9)	(1.1)	(1.8)	(2.9)	(6.7)	(11.9)
Adjusted EBITDA(1)	$10.5	$20.6	$22.8	$23.0	$76.9	$92.8
Plus: 36.8% of TV One Adjusted EBITDA	1.6	2.1	2.3	2.5	8.6	11.9
Less: 46.5% of Reach Media Adjusted EBITDA	-	(0.7)	(1.6)	(1.0)	(3.4)	(6.7)
Attributable EBITDA(4)	$12.1	$22.0	$23.5	$24.5	$82.1	$98.0

TV One
Income from continuing operations	$3.6	$5.1	$5.7	$6.6	$21.0	$32.3
Plus: Depreciation and amortization	0.1	0.1	0.1	0.2	0.5	0.6
Plus: Interest expense, net	-	-	-	-	-	(0.5)
Plus: Stock-based compensation	0.5	0.5	0.5	0.4	1.9	-
Adjusted EBITDA(2)(3)	$4.2	$5.7	$6.3	$7.2	$23.4	$32.4

(1)
Adjusted EBITDA is defined as income from continuing before interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, other expense(net), and equity in income of affiliated company.

(2)
Attributable EBTDA is defined as income from continuing operations before interest income, interest expense, income taxes, depreciation and amortization,  stock-based compensation, other expense(net), and noncontrolling interest in income of subsidiaries.

(3)
A material portion of TV One’s EBITDA is derived from affiliate fees under contractual carriage agreements with cable and satellite operators. These agreements include annual rate increases for TV One subscribers.

Item 8.01  Other Events.

On November 5, 2010, The Bank of New York Mellon Trust Company, N.A. resigned as trustee under each of the indentures governing the 2011 Notes and the 2013 Notes.  Wilmington Trust Company has accepted its appointment by the Company as successor trustee under each of the indentures governing the 2011 Notes and the 2013 Notes.

Private Placement of the Notes

The new securities issued pursuant to the exchange offer have not been registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This Form 8-K and the press release attached as Exhibit 99.1 do not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The offer is being made only pursuant to an offering memorandum and related offering materials and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.1 contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this Form 8-K and press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K and 10-Q and other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number		Description
2.1	*	Agreement, dated November 5, 2010, by and among the Company and certain holders of its outstanding debt securities.
99.1		Press Release dated November 8, 2010.

*  Schedules and similar attachments to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       RADIO ONE, INC.

Date: November 8, 2010                                                                               By: /s/ Peter D. Thompson
             Peter D. Thompson
                Chief Financial Officer